EXHIBIT 10.8

                    GARDNER RESOURCES PRIVATE LABEL AGREEMENT



                             PRIVATE LABEL AGREEMENT


     THIS AGREEMENT is entered into between GARDNER Resources, Inc. (hereafter "GARDNER") of Highlands, New Jersey and Go-Rachels.Com Corp. of Bloomington, Minnesota (hereafter "RACHEL'S").;

     WHEREAS, GARDNER has expressed a desire to utilize one of RACHEL'S snack food products and to have RACHEL'S manufacture or contract for the manufacture of said snack food under the private label of "Blair's Death Rain (R)Chips"; and

     WHEREAS, RACHEL'S is willing to provide GARDNER with the private label version of barbecue flavored potato chip additionally spiced with "Blair's Death Rain (R)," in accordance with the terms set forth herein;

     NOW THEREFORE, for good and valuable consideration, GARDNER and RACHEL'S agree as follows:

1.   LICENSE

          RACHEL'S grants to GARDNER the exclusive right and license to utilize the recipes, ingredients, procedure and know-how, which comprises Rachel's Barbecue Potato Chips when combined with Blair's Death Rain (R) Spice, processed in high oleic sunflower oil, and all GARDNER to market and sell said snacks under private label as "Blair's Death Rain (R) Chips" (or under any other trade name or trademark).

2.   NO AGENT

          It is understood that RACHEL'S is not an agent of GARDNER and shall not refer to GARDNER'S corporate name in any of its products or literature without the express written consent of GARDNER.

3.   PRICES

     3.1 RACHEL'S shall charge GARDNER $2.40 (Two dollars and Forty Cents) per each case; each case therein containing ten (10) private labeled bags; each bag with a net weight of 2 (two) ounces of product.


     3.2     ADDITIONAL DISCOUNTS

In the event Gardner places any segregate order as outlined below for private label potato chips the listed discount will apply:

                Number of Impression        Discount Per Invoice
                --------------------        --------------------
                200,000 - 299,999                   2.5%
                300,000 - 499,999                   3.5%
                500,000 or more                     5.0%

4.   PRODUCTION

     4.1     PRODUCT PACKAGING

The film used for the packaging of "Blair's Death Rain (R) Chips" shall be provided by and at the expense of GARDNER. GARDNER retains any and all property rights to the packaging film. Said film will be maintained by RACHEL'S in a reasonable manner at their facility.


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     4.2  LIMITATIONS

          RACHEL'S shall only produce "Blair's Death Rain (R) Chips" when accompanied by a signed and dated purchase order from GARDNER. RACHEL'S shall only manufacture the product in the quantity specified by a fully executed GARDNER purchase order.

     4.3  TIME FOR PRODUCTION

          RACHEL'S agrees to provide GARDNER with "Blair's Death Rain (R) Chips" ten working days from receipt of a valid purchase order.

5.        DELIVERY

     5.1  SCHEDULE

          Delivery of the products are delivered by RACHEL'S F.O.B. RACHEL'S point of shipment.

     5.2  DELIVERY CHARGES

          GARDNER shall make arrangements with a freight carrier for the transportation of finished product from RACHEL'S. GARDNER shall bear the cost of this transportation. GARDNER assumes all risk of loss upon delivery of the products to the carrier by RACHEL'S. RACHEL'S shall be responsible for loading the trucks, trailers, containers or whatever vehicles are chosen for transportation of said product. No additional charges shall be incurred by GARDNER for any other expenses, including, but not limited to, costs of pallets and packing materials, relating to the loading and packing of the products for shipment.

     5.3  DELAY

          RACHEL'S shall not be liable for any damages or penalties for delay in delivery when such delay is due to the elements, acts of God, delays in transportation, strikes, fires, or any other causes beyond the reasonable control of RACHEL'S. The delivery schedule shall be extended by a period of time equal to the time lost as a result of such delays.

6.       PAYMENT

                  All orders shall be paid for by GARDNER 1/2, (one half) at time of order placement and 1/2, (one half), upon delivery basis for the first ninety days of this agreement. These orders are subject to a 3% cash discount. Payments with order will be provided by Letter of Credit on Gardners bank payable to Rachel's. After said ninety day period, GARDNER shall receive terms of 3% COD or 2% ten, (10) days, net thirty (30) days.

7.       TAXES

                  GARDNER shall pay to RACHEL'S any tax on the product, however, designated, levied or based by any taxing authority, except any tax based on net income, whenever RACHEL'S must pay for tax from GARDNER by RACHEL'S.

8.       INSURANCE

                  RACHEL'S agrees to name GARDNER as additionally insured on their insurance policy. Proof of such insurance shall be provided to GARDNER by RACHEL'S.

9.       INDEMNIFICATION

         RACHEL'S SHALL DEFEND OR SETTLE ANY SUIT OR PROCEEDING BROUGHT AGAINST GARDNER, INCLUDING ATTORNEYS' FEES, BASED UPON A CLAIM THAT THE RECIPES AND TRADE SECRETS LICENSED TO GARDNER HEREUNDER CONSTITUTE AN INFRINGEMENT OF ANY EXISTING UNITED STATES PATENT, COPYRIGHT OR TRADE SECRET PROVIDING THAT RACHEL'S IS NOTIFIED PROMPTLY IN WRITING AND IS GIVEN COMPLETE AUTHORITY AND INFORMAITION REQUIRED BY THE DEFENSE.

10.      TERM

                  Either party may terminate this agreement by providing the other party with one hundred twenty (120) days written Notice of Termination.

11.      PROPERTY RIGHTS

                  RACHEL'S hereby acknowledges GARDNER's right, title and interest in and to the trade names and trademarks "Blair's Death (R), Blair's Death Rain (R)" and "Blair's Death Rain (R) Chips" and GARDNER's exclusive right to use the trade names and trademarks and agrees not to claim any title to them. RACHEL'S shall not contest the trade names and trademarks or any right to use the trade names and trademarks.

12.      ASSIGNMENT

                  Neither this Agreement nor all or any portion of the rights licensed herein shall be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

13.      MERGER

                  This Agreement constitutes the entire understanding of the parties hereto concerning the subject matter hereof, all prior understanding having been merged herein. This agreement cannot be modified or amended except by a writing signed by the parties hereto.

14.      SUCCESSORS

                  The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, the respective successors and assigns of the parties.

15.      GOVERNING LAW; JURISDICTION; VENUE

                  This Agreement shall be governed by, and interpreted under, the laws of the State of New Jersey applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect to an action commenced by a third party in another jurisdiction, the parties hereto hereby agree that any legal suit action, or proceeding arising out of or relating to this Agreement must be instituted in a federal or state court location in the country and State of New Jersey, and the parties hereto hereby irrevocably submit to the jurisdiction of any such court and waive any objection to the laying of venue in, or the inconvenience of, such forum.

16.      WAIVER

                  No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

17.      ATTORNEYS' FEES

                  In any action between the parties to enforce any terms of this Agreement, the prevailing party shall be entitled to recover expenses, including reasonable Attorneys' fees.


      /s/      8/28/2000                             /s/     8/28/2000
--------------------------------------         ---------------------------------
Lawrence Castriotta, President/CEO                   Blair Lazar, President/CEO
         Go-Rachels.com Corp.                            Gardner Resources, Inc.


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